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      EX-23.1
          19
             CONSENT OF INDEPENDENT ACCOUNTANTS




                                                                    EXHIBIT 23.1

              [Letterhead of Moore Stevens Frazer and Torbet, LLP]



To Board of Directors
Huayang International Holdings, Inc.
And Subsidiary


                       Consent of Independent Accountants
                       ----------------------------------

         We consent to the incorporation by reference in the Registration Statement of Huayang International Holdings, Inc. and Subsidiary on Form 10SB of our report dated December 13, 1999 on our audits of the financial statements of Huayang International Holdings, Inc. and Subsidiary as of December 13, 1998 and 1997 and for the years then ended, which reports are incorporated by reference in the Form 10SB registration statement.



                                       /s/ Moore Stevens Frazer and Torbet, LLP
                                       ----------------------------------------
                                       Certified Public Accountants

December 23, 1999